UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2013

AMEREN ENERGY GENERATING COMPANY

(Exact name of registrant as specified in its charter)

Illinois	333-56594	37-1395586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Eastport Plaza Drive, Collinsville, Illinois 62234

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (618) 343-7705

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On October 11, 2013, Ameren Energy Generating Company (“Genco”), an indirect wholly owned subsidiary of Ameren Corporation (“Ameren”), completed the previously announced sale of its Elgin, Gibson City, and Grand Tower gas-fired energy centers (the “Put Option Assets”) to AmerenEnergy Medina Valley Cogen, LLC (“Medina Valley”), a direct wholly owned subsidiary of Ameren, pursuant to the Asset Purchase Agreement (as defined below) for $137.5 million.

As previously reported, on March 14, 2013, Ameren entered into a transaction agreement (the “AER Transaction Agreement”) to divest its wholly owned subsidiary, Ameren Energy Resources Company (“AER”), to Illinois Power Holdings, LLC (“IPH”), an indirect wholly owned subsidiary of Dynegy, Inc. Prior to entry into the AER Transaction Agreement, (i) the original put option agreement, dated March 28, 2012, between Genco and Ameren Energy Resources Generation Company (“AERG”) was novated and amended such that the rights and obligations of AERG under the agreement were assigned to and assumed by Medina Valley and (ii) Genco exercised its option under the amended put option agreement to sell the Put Option Assets to Medina Valley.

Pursuant to the amended put option agreement, Genco and Medina Valley entered into an asset purchase agreement, dated as of March 14, 2013 (the “Asset Purchase Agreement”) and Genco received an initial payment of $100 million (the “Initial Payment”) for the Put Option Assets. The Asset Purchase Agreement provided that Genco would receive an additional payment upon closing of the Asset Purchase Agreement to the extent the average of the fair market value for the Put Option Assets, as determined by three independent appraisals, exceeded the Initial Payment. Genco and Medina Valley engaged three independent appraisers to conduct fair market valuations of the Put Option Assets. The average fair market value pursuant to such appraisals for the Put Option Assets was $137.5 million. Therefore, upon closing of the Asset Purchase Agreement, Genco received an additional payment of $37.5 million from Medina Valley.

The AER Transaction Agreement provides that if the Put Option Assets are subsequently sold by Medina Valley within two years of the Asset Purchase Agreement closing, Medina Valley will pay Genco any proceeds from such sale, net of taxes and other expenses, in excess of the amounts previously paid to Genco.

ITEM 8.01	Other Events.

On October 14, 2013, Ameren Corporation issued a press release announcing (i) that it had received approval from the Federal Energy Regulatory Commission to divest its merchant generation business to an affiliate of Dynegy, Inc. and to transfer the Put Option Assets from Genco to Medina Valley; (ii) that Medina Valley had acquired the Put Option Assets from Genco; and (iii) that Medina Valley has entered into an agreement to sell the Put Option Assets to a special purpose entity affiliated with and formed by Rockland Capital, LLC, which is not an affiliate of Ameren.

A copy of the press release is included as Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements; Exhibits.

(b)         The unaudited pro forma consolidated financial information of Ameren Energy Generating Company for the year ended December 31, 2012, and as of and for the six months ended June 30, 2013, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)         Exhibits

Exhibit Number:	Title:

2.1	Asset Purchase Agreement, dated as of March 14, 2013, by and between AmerenEnergy Medina Valley Cogen, LLC and Ameren Energy Generating Company (incorporated by reference to March 19, 2013 Form 8-K, Exhibit 2.2 (File No. 333-56594)).

99.1	Unaudited Pro Forma Consolidated Financial Information of Ameren Energy Generating Company, consisting of: (i) Unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2012; (ii) Unaudited pro forma consolidated statement of income (loss) for the six months ended June 30, 2013; and (iii) Unaudited pro forma consolidated balance sheet as of June 30, 2013.

99.2	Press release regarding Federal Energy Regulatory Commission approvals, acquisition by AmerenEnergy Medina Valley Cogen, LLC of the Put Option Assets and the agreement for the sale of the Put Option Assets, issued on October 14, 2013, by Ameren Corporation (incorporated by reference to Exhibit 99.1 to Ameren Corporation’s Current Report on Form 8-K, filed October 15, 2013 (File No. 1-14756)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and
Chief Financial Officer

Date: October 18, 2013

Exhibit Index

Exhibit Number:	Title:

99.1	Unaudited Pro Forma Consolidated Financial Information of Ameren Energy Generating Company, consisting of: (i) Unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2012; (ii) Unaudited pro forma consolidated statement of income (loss) for the six months ended June 30, 2013; and (iii) Unaudited pro forma consolidated balance sheet as of June 30, 2013.

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